Exhibit 99.1

SPEEDWAY MOTORSPORTS, INC.

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement is entered into as of <Date Granted> between SPEEDWAY MOTORSPORTS, INC., a Delaware corporation (the “Company”), and <Name> (the “Recipient”).

WHEREAS, the Company has established the Speedway Motorsports, Inc. 2004 Stock Incentive Plan (the “Plan”), pursuant to which the Company may, from time to time, make grants of restricted shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), to eligible employees and other individuals providing services to the Company and its Subsidiaries (as defined in the Plan); and

WHEREAS, in consideration for the Recipient’s service to the Company and/or its Subsidiaries, the Company has determined to grant the Recipient restricted shares of the Company’s Common Stock pursuant to the terms and conditions of the Plan and this Restricted Stock Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. Grant of Restricted Stock. In consideration for the Recipient’s service to the Company and/or its Subsidiaries and subject to the terms and conditions set forth in this Restricted Stock Agreement and the Plan, the Company hereby grants to the Recipient                      (            ) restricted shares of Common Stock (the “Restricted Stock”).

2. Vesting. The Restricted Stock shall vest <insert vesting schedule>. Vesting on any such date is subject to the Recipient’s continued service with the Company or its Subsidiaries through such date. The Restricted Stock also may become fully vested in connection with a “Change in Control” (as defined in the Plan).

3. Termination of Service. If the Recipient incurs a Termination of Service (as defined in the Plan), all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by the Recipient.

4. Restrictions on Transferability. The Recipient may not sell, assign, convey, pledge, exchange, hypothecate, alienate or otherwise dispose of or transfer the Restricted Stock in any manner to the extent it remains unvested. No assignment, pledge or transfer of the Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall be effective; but immediately upon any such attempt to assign, pledge or otherwise transfer the Restricted Stock, the Restricted Stock shall be forfeited.

5. Forfeiture Procedures. In the event of any forfeiture of the Restricted Stock, such forfeiture shall be automatic and without further act or deed by the Recipient. Notwithstanding the foregoing, if requested by the Company (or its agent), the Recipient shall execute such documents (including, without limitation, a power of attorney in favor of the Company) and take such other action deemed necessary or desirable by the Company to evidence such forfeiture.

6. Tax Matters. The Recipient shall pay or make provision for payment to the Company or its Subsidiary, as applicable, through payroll or other withholding (which withholding the Recipient hereby authorizes) or other means acceptable to the Company or its Subsidiary and permissible under the Plan, the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock. The determination of the withholding amounts due in such event shall be made by the Company and its Subsidiaries and shall be binding upon the Recipient. The Company shall not be required to deliver such shares of Common Stock unless the Recipient has made acceptable arrangements to satisfy any such withholding requirements. Nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

THE RECIPIENT ACKNOWLEDGES THAT THE RECIPIENT IS RESPONSIBLE FOR, AND IS ADVISED TO CONSULT WITH THE RECIPIENT’S OWN TAX ADVISORS REGARDING, THE TAX CONSEQUENCES TO THE RECIPIENT THAT MAY ARISE IN CONNECTION WITH THE RESTRICTED STOCK, INCLUDING THE DECISION TO MAKE AND TIMELY FILE, AND THE CONSEQUENCES OF, ANY ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE. THE RECIPIENT ALSO SHALL TIMELY DELIVER A COPY OF ANY SUCH SECTION 83(B) FILING TO THE COMPANY.

7. Rights as Stockholder. Notwithstanding the foregoing vesting and transfer restrictions that apply to the Restricted Stock, but subject to the terms of this Restricted Stock Agreement and the Plan, the Recipient generally shall otherwise have the beneficial ownership of the Restricted Stock and shall be entitled to exercise the rights and privileges of a stockholder with respect to the Restricted Stock, including the right to vote such shares and the right to receive dividends (if any) paid with respect to such shares; provided, however, that (a) any dividend payments will be made no later than the end of the calendar year in which the dividends are paid to shareholders of the Common Stock or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of the Common Stock; and (b) with respect to any shares of Common Stock that arise from any dividends with respect to the Restricted Stock or from adjustments under Section 9, the Recipient shall have the same rights and privileges, and shall be subject to the same restrictions, that apply to the Restricted Stock under this Restricted Stock Agreement and the Plan.

8. Book-Entry Form. The shares of Restricted Stock generally shall be evidenced in book-entry or similar form and maintained by or on behalf of the Company in such form. In such case, no stock certificates shall be issued and the applicable restrictions will be noted in the records of the Company and its transfer agent. Notwithstanding the foregoing, in the discretion of the Company, a certificate or certificates representing the Restricted Stock may be registered in the name of the Recipient and held in escrow or other custody by or on behalf of the Company. In either case, each certificate or book-entry record may bear such legends as the Company deems appropriate to reflect the applicable terms and conditions upon the Restricted Stock.

9. Adjustments. The Restricted Stock granted pursuant to this Restricted Stock Agreement shall be adjusted as provided in the Plan in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in corporate capitalization affecting the Common Stock. The existence of the Restricted Stock shall not affect in any way the authority of the Company and its stockholders to exercise their corporate rights and powers, including, but not by way of limitation, the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, the issuance of securities with preference ahead of or affecting the Common Stock, or any sale or transfer of all or any part of its business or assets.

10. Securities Laws. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Recipient pursuant to this Restricted Stock Agreement unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Securities Act of 1933, as amended, and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or “blue sky” laws. Nothing in this Restricted Stock Agreement shall be construed to obligate the Company at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Restricted Stock Agreement. The Company may require that the Recipient make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with applicable legal and regulatory requirements.

11. Resolution of Disputes; Interpretation. Any question of interpretation, dispute or disagreement that arises under, or as a result of, this Restricted Stock Agreement shall be determined by the Committee (as defined in the Plan) in its absolute and uncontrolled discretion, and any such determination or other interpretation by the Committee pursuant to this Restricted Stock Agreement shall be final, binding and conclusive on all parties affected thereby.

12. Miscellaneous.

(a) Binding on Successors and Representatives. Subject to the transfer restrictions applicable to the Recipient hereunder and other conditions hereof, this Restricted Stock Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Recipient’s heirs, executors, administrators, personal representatives, and assigns; and the parties agree, for themselves and their successors, representatives and assigns, to execute any instrument which may be necessary legally to effect the terms and conditions of this Restricted Stock Agreement.

(b) No Employment Rights. Nothing contained in this Restricted Stock Agreement shall confer upon the Recipient any right to continue in the employ or service of the Company or any Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate the Recipient’s employment by, or performance of services for, the Company or Subsidiary at any time.

(c) Entire Agreement. This Restricted Stock Agreement together with the Plan constitute the entire agreement of the parties with respect to the Restricted Stock and supersede any previous agreement, whether written or oral, with respect thereto. This Restricted Stock Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Restricted Stock Agreement and the terms of the Plan, the terms of the Plan shall control.

(d) Amendment. Except as otherwise provided below or in the Plan, neither this Restricted Stock Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties hereto. Notwithstanding the foregoing, to the extent applicable, it is intended that this Restricted Stock Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Company or the Committee may, without obtaining the Recipient’s written consent, amend this Restricted Stock Agreement in any respect either deems necessary or advisable to comply with Section 409A of the Code and applicable regulations and guidance thereunder and/or to prevent this Restricted Stock Agreement from being subject to Section 409A of the Code.

(e) Construction and Definitions. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires. Capitalized terms not otherwise defined in this Restricted Stock Agreement shall have the meanings ascribed to them in the Plan.

(f) Notices. All notices, requests and amendments under this Restricted Stock Agreement shall be in writing, and notices shall be deemed to have been given (i) if delivered by hand, when so delivered, (ii) if sent by overnight express service, one (1) business day after delivery to such service, or (iii) if mailed by certified or registered mail, return receipt requested, three (3) days after delivery to the post office:

(A)	if to the Company, at the following address:
Speedway Motorsports, Inc.
5401 E. Independence Blvd.
Charlotte, North Carolina 28212
Attention: General Counsel

or at such other address as the Company shall designate by notice.

(B) if to the Recipient, to the Recipient’s address appearing in the Company’s records, or at such other address as the Recipient shall designate by notice.

(g) Governing Law. This Restricted Stock Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Restricted Stock Agreement shall be instituted in the state or federal courts sitting in Mecklenburg County, North Carolina.

(h) Severability. The invalidity or unenforceability of any particular provision of this Restricted Stock Agreement shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first written above.

SPEEDWAY MOTORSPORTS, INC.	RECIPIENT: <NAME>

By:	(SEAL)
Title: